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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               PURCHASESOFT, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

         PURCHASESOFT, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That, by action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation

Law of the State of Delaware, setting forth an amendment to the Certificate of

Incorporation of the Corporation and declaring such amendment to be advisable.

The stockholders of the Corporation duly approved said proposed amendment at the

Corporation's Annual Meeting on November 17, 2000 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

                  RESOLVED, that the first sentence of Article FOURTH of the Certificate of Incorporation of the Corporation, be and hereby is deleted in its entirety and the following sentence be inserted in lieu thereof:

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting solely of:

         50,000,000 shares of common stock, $.01 par value per share ("Common Stock").

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by the undersigned, Donald S. LaGuardia, its President and Chief Executive Officer,

this 30 day of November, 2000.

                                   PURCHASESOFT, INC.

                                   By:     /s/ Donald S. LaGuardia
                                       ----------------------------------------
                                   Name:   Donald S. LaGuardia
                                   Title:  President and Chief Executive Officer